UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 3, 2010 (August 25, 2010)

Augme Technologies, Inc.
(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

43 West 24th Street, Suite 11B
New York, NY 10010
(Address of Principal Executive Offices)

(800) 825-8135
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

On August 25, 2010, we dismissed MaloneBailey, LLP (“MaloneBailey”) as our independent auditors. This action was approved by the audit committee of our Board of Directors and ratified by our Board. MaloneBailey served as our independent registered accounting firm for our fiscal years ended February 28, 2010 and 2009.

The reports of MaloneBailey on our financial statements as of February 28, 2010 and 2009 and for the years ended February 28, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles other than an explanatory paragraph as to a going concern.

Prior to its dismissal, there were no disagreements with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of MaloneBailey would have caused it to make reference to this subject matter of the disagreements in connection with its report, nor were there any “reportable events” as such term as described in Item 304(a)(1)(v) of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended.

On September 3, 2010, we engaged Freedman & Goldberg as our independent registered accounting firm. During our two most recent fiscal years and any subsequent interim period prior to the engagement of Freedman & Goldberg, neither we nor anyone on our behalf consulted with Freedman & Goldberg, regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on our financial statements or (ii) any matter that was either the subject of a “disagreement” or a “reportable event.”

We requested MaloneBailey to review the disclosures contained herein and asked MaloneBailey to furnish us with a letter addressed to the SEC containing any new information, clarification of our expression of MaloneBailey’s views, or the respects in which MaloneBailey does not agree with the statements contained herein. A copy of MaloneBailey’s letter dated September 3, 2010 is filed as an exhibit to this Form 8-K.

Item 9.01  Financial Statements and Exhibits

No.          Description

99.1         Letter of Certified Public Accounting Firm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Augme Technologies, Inc. (Registrant)

Date: September 3, 2010	By:	/s/ Paul R. Arena
Paul R. Arena Chief Executive Officer